EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chordiant Software, Inc.
Cupertino, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-150666, No. 333-145080, No. 333-131057, No. 333-110743, No. 333-100843, No. 333-83506, No. 333-60156; No. 333-49032; No. 333-42844, and No. 333-34502) of Chordiant Software, Inc. of our reports dated November 19, 2009, relating to the consolidated financial statements and financial statement schedule, and to Chordiant Software, Inc’s internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

San Jose, California
November 19, 2009